                                                                    EXHIBIT 99.3

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

                                                                                                GIVE THE
                                      GIVE THE                                                  EMPLOYER
                                   SOCIAL SECURITY                                           IDENTIFICATION
 FOR THIS TYPE OF ACCOUNT:           NUMBER OF--           FOR THIS TYPE OF ACCOUNT:           NUMBER OF--
---------------------------  ---------------------------  ---------------------------  ---------------------------
1. An individual's account   The individual               8. Sole proprietorship       The owner (4)
                                                             account

2. Two or more individuals   The actual owner of the      9. A valid trust, estate or  The legal entity (Do not
   (joint account)           account or, if combined         pension trust             furnish the identifying
                             funds, any one of the                                     number of the personal
                             individuals (1)                                           representative or trustee
                                                                                       unless the legal entity
                                                                                       itself is not designated in
                                                                                       the account title) (5)

3. Husband and wife (joint   The actual owner of the      10. Corporate account        The corporation
   account)                  account or, if joint funds,
                             either person (1)

4. Custodian account of a    The minor (2)                11. Religious, charitable,   The organization
    minor (Uniform Gift to                                or educational organization
    Minors Act)                                               account

5. Adult and minor (joint    The adult or, if the minor   12. Partnership account      The partnership
    account)                 is the only contributor,     held in the name of the
                             the minor (1)                    business

6. Account in the name of    The ward, minor, or          13. Association, club, or    The organization
    guardian or committee    incompetent person (3)           other tax-exempt
    for a designated ward,                                    organization
    minor, or incompetent
    person

7. a. The usual revocable    The grantor-trustee (1)      14. A broker or registered   The broker or nominee
    savings trust account                                     nominee
    (grantor is also
    trustee)

  b. So-called trust         The actual owner (1)         15. Account with the         The public entity
     account that is not a                                    Department of
    legal or valid trust                                      Agriculture in the name
    under State law                                           of a public entity
                                                              (such as a State or
                                                              local government,
                                                              school district, or
                                                              prison) that receives
                                                              agricultural program
                                                              payments

------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    - A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

    - Payments described in Section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451.

    - Payments made by certain foreign corporations.

    - Payments made to a nominee.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A)(a), 6045, and 6050A.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

    (2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

    (3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                                       2